EXHIBIT 99.1

Nyxio Technologies Appoints COO and Engages National PR Firm

PORTLAND, OR--(Marketwire -07/27/11)- Nyxio Technologies Corporation (OTC.BB: NYXO) (“Nyxio” or the “Company”), an innovative developer of revolutionary consumer electronics products encompassing Smart TVs, Tablet PCs, All-in-One PCs, including Nyxio’s Flagship product the VioSphere flat screen TV with integrated PC, is very pleased to announce several key engagements critical to the future success of the Company.

Giorgio Johnson, Company CEO & President, extends a warm welcome to David Dabau, who joins the growing leadership team as incoming Chief Operating Officer.

David Dabau’s broad industry expertise ranges across a career encompassing 25 plus years in manufacturing, purchasing, materials management and financial operations. Previously, Mr. Dabau spent four years as COO at S2 Automation where he managed several key roles in the growth of the company. As Senior Project Manager at Daifuku America, he was responsible for a number of projects focused on semiconductor manufacturing. Further, as a Senior Implementation Manager for Brooks/PRI Automation, Mr. Dabau was involved with various global AMHS (Automated Material Handling Systems) projects in Korea, Taiwan, SE Asia, Israel and Europe. Mr. Dabau has also worked in the medical imaging field in the western U.S., Mexico and Korea as a regional project manager for CTI. Mr. Dabau received a Bachelor of Science in Business Management from the University of Phoenix and holds a project management professional certification from the Project Management Institute.

In related news, Nyxio Management is very pleased to announce the engagement of public relations consultants LANE PR (www.lanepr.com), a national firm specializing in public relations-driven marketing strategies with offices in New York and Portland, OR. The recipients of numerous awards, Lane PR will provide strategic input towards increasing Nyxio’s market penetration both regionally and nationally.

Additional details regarding the Company, its business and its agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information visit: www.nyxiotechnologies.com.

About Nyxio Technologies Corporation (OTC.BB: NYXO)
Nyxio is fast becoming a leading-edge driver and developer of technology for the consumer electronics industry. Featuring the VioSphere flat screen TV with integrated PC, Nyxio is dedicated to bringing revolutionary designs to market including tablet PCs, All-in-One PCs, Smart TVs, and groundbreaking concepts like the Venture “Mobile Media Viewer” (“VMMV”). The Company’s development process identifies technological deficiencies within the consumer electronics market and aims to develop product offerings that provide creative solutions aimed at improving operating efficiencies and to reduce the overall environmental footprint of end users. For more information visit: www.nyxiotechnologies.com.

Notice Regarding Forward-Looking Statements
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